Exhibit 99.1

CHC HELICOPTER CFO TO PRESENT AT UBS GLOBAL OIL AND GAS CONFERENCE ON MAY 22

May 13, 2014 - Vancouver, British Columbia, Canada – Joan Hooper, chief financial officer of CHC Helicopter, will be presenting at the UBS Global Oil and Gas Conference in Austin, Texas, on Thursday, May 22, at 10:35 a.m. Central Time. CHC Helicopter is the operating company of CHC Group Ltd. (NYSE: HELI).
The call also will be audio webcast; details for the webcast can be found at www.chc.ca/presentations. Presentation materials will be posted to the same website prior to the event.

About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 240 aircraft in approximately 30 countries around the world.

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Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca